Exhibit 99.4

[LOGO - ROHN INDUSTRIES, INC.]


WORLD HEADQUARTERS

6718 W. Plank Rd.
Peoria, IL 61604 USA
Ph: 309-697-4400
FAX: 309-697-5612


FOR FURTHER INFORMATION:

Al Dix
Chief Financial Officer
(309) 633-6809
al_dix@rohnnet.com
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                   ROHN ANNOUNCES FURTHER DEVELOPMENT IN
              INTERNAL FLANGE POLE TESTING AND REPAIR PROCESS

     PEORIA, IL, NOVEMBER 27, 2002 - ROHN Industries, Inc. (NASDAQ: ROHN), a provider of infrastructure equipment to the telecommunications industry, announced today that it is investigating new issues arising out of the Company's testing and repair program for its internal flange poles.

     As previously announced, in the second quarter of 2002, the Company learned that an internal flange pole sold by the Company to one of its customers had collapsed. As a result, the Company advised the U.S. Consumer Products Safety Commission of the collapse and implemented a testing and repair program to help ensure that the internal flange poles that the Company has sold since 1999 conform to the Company's quality standards. The issue related to a welding operation that was used exclusively for the Company's internal flange poles and did not affect any of the Company's other pole or tower products. Through September 30, 2002, the Company has incurred total costs of approximately $3.7 million in connection with the testing and repair program it implemented for its internal flange poles.

     In October, the Company was contacted by an employee of an independent testing organization retained by the Company to assist in the internal flange pole testing program. This individual alleged certain problems with that organization's test results that called into question the integrity of those results. The Company's own investigation of the individual's allegations confirmed certain problems with that organization's test results. The Company is still in the process of evaluating the full nature and extent of the problems.

     Additionally, a customer has recently notified the Company that, in light of these new issues, it has commenced its own testing and repair program of the internal flange poles that it purchased from the Company. This customer also recently notified the Company that it expects reimbursement for any losses and expenses it incurs in testing and repairing any problems with the internal flange poles. Although the Company's potential exposure to its customers cannot be estimated at this time, the amount is likely to be material to the Company.

     ROHN Industries, Inc. is a manufacturer and installer of telecommunications infrastructure equipment for the wireless industry. Its products are used in cellular, PCS, radio and television broadcast markets. The company's products and services include towers, design and construction, poles and antennae mounts. ROHN has ongoing manufacturing locations in Peoria, Illinois and Frankfort, Indiana along with a sales office in Mexico City, Mexico.

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Statements in this press release include "forward-looking statements"
within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; liquidity problems that confront or may confront us; our failure to enter into an amendment to our Credit Agreement to waive or cure existing defaults thereunder; our inability to obtain bonding required for certain customer contracts or potential contracts; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.